Exhibit 8.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 AVENUE OF THE AMERICAS

NEW YORK, NY 10019-6064

May 5, 2015

CDK Global, Inc.

1950 Hassell Road,

Hoffman Estates, IL, 60169

Ladies and Gentlemen:

We have acted as United States federal income tax counsel for CDK Global, Inc, a Delaware corporation, (the “Company”), in connection with its offers to exchange (i) $250,000,000 in aggregate principal amount of its outstanding 3.30% Senior Notes due 2019, which were issued on October 14, 2014 in an offering that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) (the “initial 2019 notes”) for a like aggregate principal amount of it registered 3.30% Senior Notes due 2019 (the “exchange 2019 notes”) and (ii) $500,000,000 in aggregate principal amount of its outstanding 4.50% Senior Notes due 2024, which were issued on October 14, 2014 in an offering that was exempt from registration under the Securities Act (the “initial 2024 notes” and together with the initial 2019 notes, the “Initial Notes”) for a like aggregate principal amount of its registered 4.50% Senior Notes due 2024 (the “exchange 2024 notes” and, together with the exchange 2019 notes, the “Exchange Notes”).

The Company has requested that we render our opinion as to certain tax matters in connection with the Registration Statement on Form S-4 (the “Registration Statement”), relating to the registration by the Company of the Exchange Notes to be offered in the exchange offer, filed by the Company on May 5, 2015 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Rules”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the exchange offer, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of exchanging Initial Notes for Exchange Notes pursuant to the exchange offer and of the ownership and disposition of Exchange Notes acquired pursuant to the exchange offer.

We are furnishing this letter in our capacity as United States federal income tax counsel to the Company.

We hereby consent to use of this opinion as an exhibit to the Registration Statement, to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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